INDEPENDENT AUDITORS' CONSENT

                                                                    EXHIBIT 23.1

We consent to the use in this  Registration  Statement of The AES Corporation on
Form S-4 of our report dated January 30, 1997, except for the penultimate paragraph of Note 6 as to which the date is March 13, 1997, and Note 13, as to which the date is June 30, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 30, 1997 relating to the financial statement schedules incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/ Deloitte & Touche  LLP
Washington, DC
August 8, 1997